UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2020

SPHERE 3D CORP.
(Exact Name of Registrant as Specified in Charter)

Ontario, Canada	001-36532	98-1220792
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

895 Don Mills Road, Bldg. 2, Suite 900 Toronto, Ontario	M3C 1W3
(Address of principle executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 571-5555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares	ANY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On August 27, 2020, Sphere 3D Corp., a corporation incorporated under the laws of the Province of Ontario (the "Company") entered into a Settlement Agreement (the "Settlement Agreement") with O'Melveny & Myers LLP ("OMM") pursuant to which the Company agreed to issue to OMM a secured promissory note (the "OMM Note") in the aggregate principal amount of $1,102,707.91 in satisfaction of certain accounts payable owed to OMM. The OMM Note entitles OMM to 1.68% interest per annum and matures on December 30, 2020. The Company issued the OMM Note on August 27, 2020.

Pursuant to the OMM Note, the Company may prepay any amounts outstanding under the OMM Note at any time. The Company's obligations pursuant to the OMM Note are secured by substantially all of the Company's assets.

The foregoing summary of the OMM Note is subject to, and qualified in its entirety by, the instrument attached hereto as Exhibit 4.1, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Settlement Agreement and the OMM Note is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
Exhibit 4.1	Promissory Note between the Company and O'Melveny & Myers LLP , dated August 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2020

SPHERE 3D Corp.

By: /s/ Peter Tassiopoulos
           Name:  Peter Tassiopoulos
           Title: Chief Executive Officer

EXHIBIT INDEX Form 8-K

Exhibit Number	Description
Exhibit 4.1	Promissory Note between the Company and O'Melveny & Myers LLP , dated August 27, 2020